                                                                   Exhibit 10.21
                                 AMENDMENT NO. 1
                                       TO
                              MONITORING AGREEMENT
                              --------------------
                          (EXTENDING MONITORING PERIOD)

         THIS AMENDMENT NO. 1, is made to be effective as of July 1, 2003, and intended to extend the term for Monitoring Services to be performed under the Monitoring Agreement ("Agreement") effective as of July 1, 2002, by and between ProFinance Holdings Corporation, an Ohio Corporation nka ProCentury Corporation ("ProCentury") and Stonehenge Opportunity Fund, LLC, an Ohio limited liability company ("Stonehenge").

         WHEREAS, ProCentury and Stonehenge wish to extend the term of the Agreement for the purpose of having Monitoring Services, as defined therein, continue to be provided;

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement to be extended hereby, and for other good and valuable consideration, the adequacy, sufficiency and receipt of which is hereby acknowledged, ProCentury and Stonehenge agree as follows:

         That paragraph 1. MONITORING SERVICES, as set forth in the Agreement, be and the same is hereby deleted in its entirety and the following provision is substituted therefore, as follows:

              1. MONITORING SERVICES. From July 1, 2003 through the first to occur of either the date the "closing" takes place on ProCentury's initial public offering when the net proceeds therefrom are transferred to ProCentury by the underwriters, or, December 31, 2003 (the "Extended Monitoring Period"), Stonehenge shall perform such Monitoring Services as are reasonably necessary, in Stonehenge's discretion, to monitor its investment in ProFinance, and/or which may be reasonably requested by ProCentury from time to time. Termination pursuant to this provision, if occurring prior to December 31, 2003, shall not require prior written notice as contemplated in provision 10. EARLY TERMINATION of the Agreement.

         In all other respects, the provisions of the Agreement shall remain unchanged and continue to be in full force and effect according to the terms thereof until the Extended Monitoring Period ends.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Monitoring Agreement effective as of the date first set forth above.

         PROCENTURY CORPORATION                     STONEHENGE OPPORTUNITY FUND, LLC

   By:      /s/ John A. Marazza                 By:    /s/ Michael C.Schuler
         -----------------------------------         ---------------------------------
   Its:     EVP, COO & Secretary                Its:   Principal
         -----------------------------------         ---------------------------------

                              MONITORING AGREEMENT
                              --------------------

         THIS AGREEMENT is made to be effective as of July 1, 2002 by and between ProFinance Holdings Corporation, an Ohio corporation ("ProFinance") and Stonehenge Opportunity Fund, LLC, an Ohio limited liability company ("Stonehenge").

         WHEREAS, Stonehenge has made a venture capital investment in ProFinance;

         WHEREAS, Stonehenge expends considerable time and effort in monitoring its investment in ProFinance, which monitoring activities include but are not limited to reviewing and evaluating ProFinance's financial statements, attending meetings with ProFinance management and Board of Directors, and consulting with ProFinance with respect to ProFinance's business and prospects (collectively, the "Monitoring Services");

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for good and valuable consideration, the adequacy, sufficiency and receipt of which is hereby acknowledged, ProFinance and Stonehenge agree as follows:

         1. MONITORING SERVICES. From July 1, 2002 through June 30, 2003 (the "Monitoring Period"), Stonehenge shall perform such Monitoring Services as are reasonably necessary, in Stonehenge's discretion, to monitor its investment in ProFinance, and/or which may be reasonably requested by ProFinance from time to time.

         2. MONITORING FEES. In consideration for the Monitoring Services to be performed by Stonehenge during the Monitoring Period, ProFinance shall pay to Stonehenge $340,902 in cash (the "Monitoring Fee"), which Monitoring Fee shall be payable in four (4) quarterly installments as follows: the installment for the third quarter of 2002 of $86,913 due and payable by December 31, 2002; the installment for the fourth quarter of 2002 of $86,913 due and payable by March 31, 2003; the installment for the first quarter of 2003 of $85,717 due and payable by June 30, 2003; and the installment for the second quarter of 2003 or $84,843.64 due and payable by September 30, 2003.

         3. SEVERABILITY. If any provision of this Agreement is declared or found to be illegal, unenforceable or void by any administrative agency, regulatory body or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Agreement, and all other provisions hereof shall remain in full force and effect.

         4. GOVERNING LAW. This Agreement and all rights and obligations of the parties hereunder shall be construed and interpreted under and pursuant to the laws of the State of Ohio without regard to conflicts of law principles.

         5. WAIVER. No delay or omission by any party hereto to exercise any right or power arising upon any noncompliance or default by the other party with respect to any of the terms of this Agreement be construed as a waiver thereof. A waiver by any of the parties hereto of the fulfillment of any of the covenants, conditions, or agreements to be performed by the other

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

shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement contained herein. No waiver or compromise of any provision or condition hereof shall be effective unless evidenced by a written instrument duly executed by the party hereto to be charged with such waiver or compromise.

         6. ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party hereto may assign any of their respective rights and obligations under this Agreement without the prior written consent of the other.

         7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         8. HEADINGS. The headings to the Sections of this Agreement are for convenience only and in no way define, limit or describe the scope or intent of this Agreement or any party hereto, nor in any other way affect this Agreement or any part hereof.

         9. AMENDMENT. This Agreement shall not be altered or amended except pursuant to an instrument in writing signed by the parties hereto.

         10. EARLY TERMINATION. Either party may terminate this Agreement at any time during the Monitoring Period upon not less than 30 days prior written notice of termination to the other party. In the event that this Agreement is terminated prior to the end of the Monitoring Period, ProFinance shall pay to Stonehenge any unpaid Monitoring Fees on a prorated basis through the date of termination, with such payment being due and payable on or before the 120th day following such termination.

         11. ENTIRE AGREEMENT. This Agreement, including all schedules attached to this Agreement, constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior or contemporaneous oral or written agreements, proposals and understandings.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

PROFINANCE HOLDINGS CORPORATION               STONEHENGE OPPORTUNITY FUND, LLC

By:     /s/ John A. Marazza                   By:   /s/ Michael C.Schuler
     -------------------------------                ---------------------------
Its:      EVP                                 Its:  Principal
     -------------------------------                ---------------------------


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